SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES, CENTRAL DISTRICT

Hutton International Investments, Ltd., Plaintiff, v. GetFugu, Inc., Defendant.
Case No. BC 434865

Assigned For All Purposes To:
Hon. Ernest Hiroshige, Dept. 54

ORDER APPROVING STIPULATION FOR SETTLEMENT OF CLAIMS

Date: April 6, 2010
Time: 8:30 a.m.
Dept.: 54

Complaint Filed:                           April 1, 2010
Trial Date:                                      None Set

The Joint Ex Parte Application to Approve Stipulation for Settlement of Claims jointly filed by Plaintiff Hutton International Investments, Ltd. (“Hutton”) and Defendant GetFugu, Inc. (“GetFugu”) came on for hearing on April 6, 2010 at 8:30 a.m. in Department 54 of the above-entitled Court, the Honorable Ernest Hiroshige presiding.
The Court having reviewed the parties’ Joint Ex Parte Application, having been presented with a Stipulation for Settlement of Claims (the “Stipulation”), a copy of which is attached as Exhibit “A” to the Joint Ex Parte Application, and after a hearing upon the fairness, adequacy and reasonableness of the terms and conditions of the issuance of GetFugu’s shares of common stock (the “Common Stock”) to Hutton in exchange for the extinguishment of the claims at issue in this action, IT IS THEREFORE ORDERED AS FOLLOWS:
1.           The Stipulation is approved in its entirety.

2.           In full and final settlement of Hutton’s claims against GetFugu in the total amount of $500,000 (the “Claims”) pursuant to the Securities Purchase Agreement, GetFugu will issue and deliver to Hutton or its designee 40,000,000 shares of Common Stock (the “Settlement Shares”), subject to adjustment as set forth in paragraph  4 below to reflect the intention of the parties that the total number of shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to entry of this Order.
3.           No later than the first business day following the date that the Court enters this Order approving the Stipulation, GetFugu shall: (i) immediately issue the number of shares of Common Stock required by paragraph 2 above to Hutton’s or its designee’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer, time being of the essence, by transmitting by facsimile and overnight delivery such irrevocable and unconditional instruction to GetFugu’s stock transfer agent, provided, that if GetFugu is not eligible to issue DWAC shares, then in lieu thereof the shares shall be issued in original certificated form, bearing no restrictive legend, accompanied by stock powers executed in blank with a medallion signature guarantee, and (ii) cause its legal counsel to issue an opinion to GetFugu’s transfer agent, in form and substance acceptable to Hutton and such transfer agent and at GetFugu’s sole cost and expense, that the shares may be so issued.
4.           The total number of shares of Common Stock to be issued to Hutton or its designee in connection with the Stipulation and this Order shall be adjusted on the first trading day more than 60 days following the date on which the Settlement Shares are delivered to Hutton or its designee in compliance with paragraph 3 above.  If the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then GetFugu will issue and deliver to Hutton or its designee, in accordance with paragraph 3 above, additional shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares.

a.           The number of VWAP Shares is equal to (i) 50 million shares of Common Stock, (ii) multiplied by the volume weighted average price (“VWAP”) of the Common Stock over the 5-day trading period immediately preceding the date of the Stipulation, (iii) divided by the VWAP of the Common Stock over the 5-day trading period ending on the 60th day after which the Settlement Shares are delivered to Hutton or its designee in compliance with paragraph 3, each adjusted for any stock splits after the date of the Stipulation.
b.           In no event shall the number of shares of Common Stock issued to Hutton or its designee in connection with the settlement of the Claims, aggregated with all shares of Common Stock then owned or beneficially owned or controlled by, collectively, Hutton and its affiliates, at any time exceed 9.99% of the total number of shares of Common Stock then outstanding.
5.           For so long as Hutton or any of its affiliates hold any shares of Common Stock of GetFugu, neither Hutton nor any of its affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of GetFugu; or (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) Hutton or any of its affiliates acquiring additional securities of GetFugu, alone or together with any other person, which would result in Hutton and its affiliates collectively beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of GetFugu, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving GetFugu or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of GetFugu or any of its subsidiaries, (d) any change in the present board of directors or management of GetFugu, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of GetFugu, (f) any other material change in GetFugu’s business or corporate structure, including but not limited to, if GetFugu is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in GetFugu’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of GetFugu by any person, (h) causing a class of securities of GetFugu to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of GetFugu to become eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above.  The provisions of this paragraph 5 may not be modified or waived without further order of the Court.

6.           This Order ends, finally and forever (i) any claims to payment or compensation of any kind or nature that Hutton had, now has, or may assert in the future against GetFugu arising out of the Claims, and (ii) any claims, including without limitation for offset or counterclaim that GetFugu had, now has, or may assert in the future against Hutton arising out of the Claims.  In this regard, and subject to compliance with this Order, effective upon the execution of this Order, each party hereby releases and forever discharges the other party, including all of the other party’s employees, officers, directors, affiliates and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action, whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the Claims.
7.           This action is hereby dismissed with prejudice, provided that the Court shall retain jurisdiction with regard to the Claims to enforce the terms of this Order.
8.           The Stipulation and this Order may be enforced by any party to the Stipulation by a motion under California Code of Civil Procedure section 664.6, or by any procedure permitted by law in the Superior Court of Los Angeles County.  Pursuant to the Stipulation, each party thereto further waives a statement of decision, and the right to appeal from this Order after entry.  Except as expressly provided in paragraph 3 above, each party shall bear its own attorneys’ fees, expenses and costs with regard to the Stipulation and this Order.

IT IS SO ORDERED.

Dated: ________________________                                                                                     ____________________________________
Judge of the Superior Court